As filed with the Securities and Exchange Commission on July 2, 2015
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
__________________________
LGI HOMES, INC.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	1450 Lake Robbins Drive, Suite 430 The Woodlands, Texas 77380 (713) 960-9111	46-3088013
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________	(I.R.S. Employer Identification No.)
Charles Merdian Chief Financial Officer LGI Homes, Inc. 1450 Lake Robbins Drive, Suite 430 The Woodlands, Texas 77380 (281) 362-8998
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________________
Copy to:
Timothy S. Taylor, Esq. Suparna Salil, Esq. Baker Botts L.L.P. 910 Louisiana Street One Shell Plaza Houston, Texas 77002 (713) 229-1234

Exact Name of Additional Registrants*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
LGI Homes Group, LLC	Texas	27-5411296
LGI Homes-Presidential Glen, LLC	Texas	32-6369536
LGI Homes – FW, LLC	Texas	32-0375986
LGI Homes-Texas, LLC	Texas	35-2436873
LGI Homes AZ Construction, LLC	Arizona	30-0705118
LGI Homes – Glennwilde, LLC	Arizona	36-4738538
LGI Homes – E San Antonio, LLC	Texas	46-1440467
LGI Homes – Windmill Farms, LLC	Texas	46-1428604
LGI Homes – Arizona, LLC	Arizona	80-0905794
LGI Homes – Florida, LLC	Florida	37-1698862
LGI Homes – Georgia, LLC	Georgia	30-0770452
LGI Homes – Maple Leaf, LLC	Texas	35-2475336
LGI Homes Avondale, LLC	Georgia	61-1707704
LGI Homes – Sterling Lakes Partners, LLC	Texas	61-1707798
LGI Crowley Land Partners, LLC	Texas	46-3120045
LGI Homes – Maple Park, LLC	Georgia	46-2722696
LGI Homes – Sunrise Meadow, LLC	Texas	20-2545190
LGI Homes Corporate, LLC	Texas	27-2058550
LGI Homes Services, LLC	Texas	27-2065324
LGI Homes AZ Sales, LLC	Arizona	38-3859396
LGI Homes – New Mexico, LLC	New Mexico	90-1031366
LGI Homes NM Construction, LLC	New Mexico	38-3919903
LGI JV Holdings III, LLC	Delaware	36-4714616
LGI Homes-Sonterra, LLC	Delaware	90-0775996
LGI JV Holdings IV, LLC	Delaware	80-0862807
LGI Homes – Blue Hills, LLC	Arizona	37-1705189
LGI Homes – Krenson Woods, LLC	Delaware	36-4746987
LGI Homes – Oak Hollow Phase 6, LLC	Delaware	46-1401786
Luckey Ranch Partners, LLC	Delaware	46-1426260
LGI Fund III Holdings, LLC	Texas	35-2471338
Riverchase Estates Partners, LLC	South Carolina	61-1722475
LGI Homes – Colorado, LLC	Colorado	37-1757266
LGI Homes – NC, LLC	North Carolina	47-1783293
LGI Homes – SC, LLC	South Carolina	47-1845464
LGI Homes – Washington, LLC	Washington	32-0466464

* Each additional registrant is a wholly-owned direct or indirect subsidiary of LGI Homes, Inc. The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, telephone (281) 362-8998. The primary standard industrial classification code number of each of the additional Registrants is 1531. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is Charles Merdian, Chief Financial Officer, LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, telephone (281) 362-8998.
__________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐    Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐
__________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities (2)
Total	$300,000,000 (3)	$34,860 (4)

(1)
There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, warrants, purchase contracts, units and guarantees of debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities.

(2)
Certain subsidiaries of LGI Homes, Inc. may fully and unconditionally guarantee any series of debt securities of LGI Homes, Inc. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.

(3)
Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of debt securities or preferred stock registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
_______________________
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 2, 2015

Prospectus

LGI HOMES, INC.

Debt Securities
Preferred Stock
Common Stock
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities

We may offer and sell from time to time securities described in this prospectus for a total initial offering price of up to $300,000,000. This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of these offerings and the securities in supplements to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any prospectus supplement carefully before you invest.
Our shares of common stock are listed on the NASDAQ Global Select Market under the symbol “LGIH.” As of July 1, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $0.3 million, based on 19,908,482 shares of outstanding common stock, of which 16,355,171 were held by non-affiliates, and the last reported sale price of our common stock on that day, as reported by the NASDAQ, was $19.36 per share.
Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors ” on page 4. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2015.

Table of Contents

About This Prospectus	2
About LGI Homes, Inc	3
The Subsidiary Guarantors	4
Risk Factors	4
Cautionary Statements About Forward-Looking Statements	5
Use Of Proceeds	7
Ratio Of Earnings To Fixed Charges	7
Description Of Debt Securities	8
Description Of Capital Stock	18
Description Of Warrants	21
Description Of Purchase Contracts	22
Description Of Units	23
Plan Of Distribution	24
Legal Opinions	26
Experts	26
Where You Can Find More Information	26
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) are to be offered pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
You should rely only on the information we have provided or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT LGI HOMES, INC.
We are one of the nation’s fastest growing public homebuilders in terms of percentage increase of home closings. We are engaged in the design, construction, marketing and sale of new homes in markets in Texas, Arizona, Florida, Georgia, New Mexico, Colorado, North Carolina and South Carolina. Our core markets include Houston, San Antonio, Dallas/Fort Worth, Austin, Phoenix, Tucson, Tampa, Orlando, Atlanta, Albuquerque, Denver and Charlotte. Since commencing home building operations in 2003, we have constructed and closed over 9,000 homes. During 2014, we had 2,356 home closings, compared to 1,617 home closings, including the pre-IPO Joint Ventures, during 2013. During the three months ended March 31, 2015, we had 671 home closings, compared to 485 home closings during the three months ended March 31, 2014.

On November 13, 2013, we completed an initial public offering (the “IPO”) of 10,350,000 shares of our common stock. As a result of the reorganization transactions in connection with the IPO, for accounting purposes, our historical results included or incorporated by reference in this prospectus present the combined assets, liabilities and results of operations of LGI Homes, Inc. since the date of its formation and our predecessor prior to the IPO. Prior to the completion of the IPO, our predecessor owned a 15% equity interest in and managed the day-to-day operations of four unconsolidated joint venture entities (the “pre-IPO Joint Ventures”). Concurrent with the IPO, LGI Homes, Inc. acquired all of the equity interests in the pre-IPO Joint Ventures that it did not own immediately prior to the IPO. Our financial statements present our predecessor’s historical interest in the pre-IPO Joint Ventures using the equity method and our predecessor’s share of the pre-IPO Joint Ventures’ net earnings are included in income from unconsolidated joint ventures. Effective November 13, 2013, we own all of the equity interests in the pre-IPO Joint Ventures and we account for them on a consolidated basis after such date.
LGI Homes, Inc. is a Delaware corporation incorporated on July 9, 2013. Our principal executive offices are located at 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, and our telephone number is (281) 362-8998. Information on or linked to our website is not incorporated by reference into this prospectus unless expressly noted.

THE SUBSIDIARY GUARANTORS
One or more of our following direct or indirect wholly-owned subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in a related prospectus supplement:

• LGI Homes Group, LLC	• LGI Homes-Presidential Glen, LLC
• LGI Homes – FW, LLC	• LGI Homes-Texas, LLC
• LGI Homes AZ Construction, LLC	• LGI Homes – Glennwilde, LLC
• LGI Homes – E San Antonio, LLC	• LGI Homes – Windmill Farms, LLC
• LGI Homes – Arizona, LLC	• LGI Homes – Florida, LLC
• LGI Homes – Georgia, LLC	• LGI Homes – Maple Leaf, LLC
• LGI Homes Avondale, LLC	• LGI Homes – Sterling Lake Partners, LLC
• LGI Crowley Land Partners, LLC	• LGI Homes – Maple Park, LLC
• LGI Homes – Sunrise Meadow, LLC	• LGI Homes Corporate, LLC
• LGI Homes Services, LLC	• LGI Homes AZ Sales, LLC
• LGI Homes – New Mexico, LLC	• LGI Homes NM Construction, LLC
• LGI JV Holdings III, LLC	• LGI Homes-Sonterra, LLC
• LGI JV Holdings IV, LLC	• LGI Homes – Blue Hills, LLC
• LGI Homes – Krenson Woods, LLC	• LGI Homes – Oak Hollow Phase 6, LLC
• Luckey Ranch Partners, LLC	• LGI Fund III Holdings, LLC
• Riverchase Estates Partners, LLC	• LGI Homes – Colorado, LLC
• LGI Homes – NC, LLC	• LGI Homes – SC, LLC
• LGI Homes – Washington, LLC

These subsidiaries are sometimes referred to in this prospectus as possible Subsidiary Guarantors. The term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed above that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the ‘‘2014 Annual Report’’), in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or preferred stock or value of our warrants or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS
We make certain statements in this prospectus and in the information incorporated by reference concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements:

•	adverse economic changes either nationally or in the markets in which we operate, including, among other things, increases in unemployment, volatility of mortgage interest rates and inflation;

•	a slowdown in the homebuilding industry;

•	volatility and uncertainty in the credit markets and broader financial markets;

•	the cyclical and seasonal nature of our business;

•	our future operating results and financial condition;

•	our business operations;

•	changes in our business and investment strategy;

•	our ability to successfully expand into new markets;

•	our ability to successfully extend our business model to building homes with higher price points, developing larger communities and sales of acreage home sites;

•	our ability to identify potential acquisition candidates and close such acquisitions;

•	our ability to successfully integrate any acquisitions, including the assets acquired from Oakmont Home Builders, Inc. and its affiliate, with our existing operations;

•	availability of land to acquire and our ability to acquire such land on favorable terms or at all;

•	availability, terms and deployment of capital;

•	decisions of the lenders under our revolving credit facility;

•	the occurrence of the specific conversion events that enable early conversion of our 4.25% Convertible Notes due 2019;

•	decline in the market value of our land portfolio;

•	continued or increased disruption in the terms or availability of mortgage financing or the number of foreclosures in our markets;

•	shortages of or increased prices for labor, land or raw materials used in housing construction;

•	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;

•	uninsured losses in excess of insurance limits;

•	the cost and availability of insurance and surety bonds;

•	changes in, liabilities under, or the failure or inability to comply with, governmental laws and regulations;

•	the timing of receipt of regulatory approvals and the opening of projects;

•	the degree and nature of our competition;

•	increases in taxes or government fees;

•	an inability to develop our projects successfully or within expected timeframes;

•	the success of our operations in recently opened new markets and our ability to expand into additional new markets;

•	poor relations with the residents of our projects;

•	future litigation, arbitration or other claims;

•	availability of qualified personnel and third party contractors and our ability to retain our key personnel;

•	our leverage and future debt service obligations;

•	the impact on our business of any future government shutdown similar to the one that occurred in October 2013; and

•	other risks and uncertainties inherent in our business.
For additional information regarding known material factors that could cause our actual results to differ materially from those contained in or inferred by any forward-looking statement, please see “Risk Factors” in this prospectus and Part I, ‘‘Item 1A. Risk Factors’’ in the 2014 Annual Report.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any intent, obligation or undertaking to update or revise any forward looking statements to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference into this prospectus.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include:

•	capital expenditures;

•	acquisitions;

•	land purchases;

•	working capital; and

•	repayment, refinancing, redemption or repurchases of indebtedness or other securities.
Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or outstanding borrowings under our revolving credit facility.
RATIO OF EARNINGS TO FIXED CHARGES
We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Three Months Ended March 31,	Years Ended December 31,
	2015	2014	2013	2012	2011

Ratio of earnings to fixed charges	3.8x	7.4x	17.5x	12.8x	3.8x
We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges, amortization of capitalized interest and any equity distributions less income from unconsolidated joint ventures, capitalized interest and income or loss from non-controlling interests. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt issuance costs, amortization of debt discount and the interest portion of our operating lease rental expense.
No shares of our preferred stock are currently issued or outstanding, therefore no dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES
The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us, the possible Subsidiary Guarantors, and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us, the possible Subsidiary Guarantors, and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.
We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the forms of the indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to LGI Homes, Inc. only and not to any of its subsidiaries.
General
Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, such outstanding debt securities.
The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.
We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.
Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking
On May 27, 2015, we entered into a revolving credit facility, which is guaranteed by each of our current and future subsidiaries having gross assets equal to or greater than $500,000. The revolving credit facility is secured by a first priority lien in certain specified land owned by certain of our subsidiaries, which land is required under the revolving credit facility to have an aggregate Land Value (as such term is defined in the revolving credit facility) of at least $35 million. Unless we inform you otherwise in the applicable prospectus supplement, the senior debt securities will be effectively subordinated to our revolving credit facility. As of March 31, 2015, we had $152.9 million of indebtedness outstanding under our revolving credit facility in place on such date, which credit facility was subsequently repaid and terminated, and replaced by our current revolving credit facility. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.
The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness and the unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. In November 2014, we issued $85,000,000 aggregate principal amount of our 4.25% Convertible Notes due 2019 (the “Convertible Notes”) pursuant to an indenture with Wilmington Trust, National Association, as trustee. Unless we inform you otherwise in the applicable prospectus supplement, the senior debt securities will rank equally with the Convertible Notes. As of March 31, 2015, we had $237.9 million of indebtedness outstanding, including approximately $7.9 million in unamortized discount.
Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt.
Terms
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the price at which we will issue the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•
whether debt securities are entitled to any guarantee of any Subsidiary Guarantors and the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee if different than those set forth in the applicable indenture;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Subordination
Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the applicable prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•
we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the applicable prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.
The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.
The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
Unless we inform you otherwise in the applicable prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, other than the Convertible Notes, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.
Guarantees
Each of the Subsidiary Guarantors, if any, with respect to a series of senior debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed under “The Subsidiary Guarantors” that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors if they differ from the terms described in this prospectus. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the Subsidiary Guarantors to enforce the guarantees without first proceeding against us. If senior debt securities are so guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors. If subordinated debt securities are so guaranteed, the guarantees will be subordinated to all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding.
The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.
The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•
following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities under the applicable indenture.

Consolidation, Merger and Sales of Assets
The indentures generally permit a consolidation or merger involving us or the Subsidiary Guarantors. They also permit the Subsidiary Guarantors or us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We and the Subsidiary Guarantors have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:
(1)    either

•	we or a Subsidiary Guarantor, as the case may be, are the continuing entity; or

•
the resulting entity is organized under the laws of the United States, any state thereof or the District of Columbia, and, in the case of us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities, or, in the case of such Subsidiary Guarantor, the performance of the guarantee and such Subsidiary Guarantor’s covenants and obligations under the applicable indenture and the debt securities; and

(2)
immediately after giving effect to the transaction or series of transactions, no default or event of default under the applicable indenture has occurred and is continuing or would result from the transaction(s).

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the applicable indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.
Events of Default
Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment relating to any debt security of that series for 30 days when due;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•
specified events involving bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor with respect to that series of debt securities that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the applicable indenture) of us;

•	if applicable, specified events involving the guarantees; and

•	any other event of default provided for that series of debt securities.
A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series of debt securities;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.
The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.
Modification and Waiver
We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities;

•
except as specifically provided in the indenture, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the holders of debt securities under that indenture; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.
We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture;

•	to supplement any of the provisions of that indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; and

•	to provide for the appointment of a successor trustee or to provide for or facilitate the administration of the trusts under that indenture by more than one trustee.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance and Discharge
Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Subsidiary Guarantors, if applicable, will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we and the Subsidiary Guarantors, if applicable, will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).
If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities, and if applicable, the Subsidiary Guarantors’ guarantees of the payments, will also survive.
Unless we inform you otherwise in the applicable prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.
Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when either:
(a)    all outstanding debt securities of that series have been delivered to the trustee for cancellation; or
(b)    all outstanding debt securities of that series not delivered to the trustee for cancellation (i) either have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year; (ii) we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and (iii) we have paid all other sums payable by us with respect to the debt securities of that series.
Governing Law
New York law will govern the indentures, the debt securities and the guarantees.
The Trustees
We will name the trustee under the applicable indenture in the applicable prospectus supplement.
Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Subsidiary Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Subsidiary Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Payments and Paying Agents

Unless we inform you otherwise in the applicable prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the applicable prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in the applicable prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Form, Exchange, Registration and Transfer
We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.
We will appoint the trustee as security registrar for the debt securities. If the applicable prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•
any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
DESCRIPTION OF CAPITAL STOCK
General
The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information.”
As of the date of this prospectus, our authorized capital stock consists of 250 million shares of common stock, $.01 par value, of which 19,908,482 shares of common stock were issued and outstanding as of March 31, 2015, and five million shares of preferred stock, $.01 par value, of which no shares were issued and outstanding as of the date of this prospectus.
Common Stock
Holders of our common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of our stockholders. Cumulative voting of shares of our common stock is prohibited. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.
Subject to the prior rights of the holders of any outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of LGI Homes, Inc., the holders of our common stock are entitled to receive ratably the assets of LGI Homes, Inc. remaining after payment of all liabilities and payment to holders of our preferred stock if such preferred stock has an involuntary liquidation preference over our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and any shares of our common stock offered and issued by us pursuant to this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors is authorized, without any further notice or action of our stockholders, to issue up to five million shares of our preferred stock in one or more series and to determine the relative rights, preferences and privileges of the shares of any such series.
Limitation on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and our bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law. Our certificate of incorporation and our bylaws limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. We maintain directors’ and officers’ liability insurance.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of LGI Homes, Inc. that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.
Our certificate of incorporation and our bylaws include anti-takeover provisions that:

•
authorize our board of directors, without further action by our stockholders, to issue up to five million shares of our preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

•
specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or our president (if we do not have a chief executive officer);

•	establish advance notice procedures for our stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of our board of directors by action of the board of directors, subject to a minimum of three members;

•
provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by vote of a majority of directors then in office, even though less than a quorum; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors.
Business Combinations
Section 203 of the Delaware General Corporation Laws (“DGCL”) provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•
prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of LGI Homes, Inc. outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. However, in our case, Messrs. Eric and Tom Lipar and any of their respective permitted transferees receiving 15% or more of our voting stock, such stockholders will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.
Authorized and Unissued Shares
Our authorized and unissued shares of common stock will be available for future issuance without stockholder approval. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “LGIH.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. If we issue warrants under this prospectus, we will issue such warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and the procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of LGI Homes, Inc.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
We or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
LEGAL OPINIONS
Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of LGI Homes, Inc. appearing in the 2014 Annual Report have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, without charge, on or through our website, www.lgihomes.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. The following documents are incorporated by reference (other than information in such documents that is deemed not to be filed) into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 7, 2015;

•	our Current Reports on Form 8-K filed with the SEC on May 5, 2015 and June 1, 2015; and

•
the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on October 10, 2013, and any amendment or report we may file with the SEC for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the sale of the all the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents (other than information in such documents that is deemed not to be filed).

You may request a copy of any and all of the information incorporated or deemed to be incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference in this prospectus). Such requests should be sent to: LGI Homes, Inc., 1450 Lake Robbins
Drive, The Woodlands, Texas 77380, Attention: Corporate Secretary (telephone number (281) 362-8898).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by LGI Homes, Inc., a Delaware corporation (“LGI”), in connection with the offering described in this Registration Statement.

Registration fee	$ 34,860*
Printing expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Trustee fees and expenses	†
Rating agency fees	†
Miscellaneous	†
Total	$ †

____________

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.

†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that LGI anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.
Delaware Corporations. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to us. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.
We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Delaware Limited Liability Companies. The Delaware Limited Liability Company Act provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The operating agreement for each Delaware limited liability company that is a registrant provides that, with certain exceptions, no manager or officer will have any personal liability whatsoever to the limited liability company or any member on account of such manager’s or officer’s status as a manager or officer or by reason of such manager’s or officer’s acts or omissions in connection with the conduct of the business of the company. The debts, obligations and liabilities of each limited liability company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the company, and no manager, member or officer will be obligated personally for any such debt, obligation or liability of the company solely by reason of being a manager, member or officer.
Texas Limited Liability Companies. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify, pay in advance or reimburse any expenses incurred by, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless any officer, member or manager of a limited liability company. The operating agreement of each Texas limited liability company that is a registrant provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or officer or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

Arizona Limited Liability Companies. Section 29-610 of the Arizona Limited Liability Company Act provides that a limited liability company has the power to indemnify a member or manager or other person from and against any and all claims and demands whatsoever. LGI Homes AZ Construction, LLC and LGI Homes - Glennwilde, LLC do not have a limited liability company agreement or an operating agreement as they are wholly-owned subsidiaries of LGI Homes Group, LLC, a Texas limited liability company and sole member and manager of each of the above-mentioned entities. The operating agreement of each other Arizona limited liability company that is a registrant provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

LGI Homes - Florida, LLC. Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, and except with respect to certain criminal or improper acts and unlawful distributions, a limited liability company may, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The operating agreement of LGI Homes - Florida, LLC provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

Georgia Limited Liability Companies. Section 14-11-306 of the Official Code of Georgia provides that a limited liability company has the power to indemnify and hold harmless a member or manager or other person from and against any and all claims and demands whatsoever. The operating agreement of each Georgia limited liability company that is a registrant provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

New Mexico Limited Liability Companies. Section 53-19-18 of the New Mexico Limited Liability Company Act provides that a limited liability company has the power to indemnify and hold harmless a member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each New Mexico limited liability company that is a registrant provides with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

South Carolina Limited Liability Companies. Section 33-44-303 of the South Carolina Uniform Limited Liability Company Act of 1996 provides except as otherwise provided in the company’s articles of organization, the debts, obligations, and liabilities of a limited liability company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the company and a member or manager is not personally liable for a debt, obligation, or liability of the company solely by reason of being or acting as a member or manager. The operating agreement of each South Carolina limited liability company that is a registrant provides that, with certain exceptions, no member shall be bound by, or be personally liable for the debts, obligations or liabilities of the company and that the company will indemnify each member, officer, employee, director and agent from all liability, damages, claims, costs or expenses arising out of such persons’ services on behalf of the company.

LGI Homes - Colorado, LLC. Under Title 7, Article 80 of the Colorado Limited Liability Company Act, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company. The operating agreement of LGI Homes - Colorado, LLC provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

LGI Homes - NC, LLC. Section 57D-3-31 of the North Carolina Limited Liability Company Act provides that, with certain exceptions, (i) a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person's scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding and (ii) a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the company’s business or preservation of the company’s business or property, whether acting in the capacity of a manager, member, or other company official. The operating agreement of LGI Homes - NC, LLC provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

LGI Homes – Washington, LLC. Section 25.15.040 of the Washington Limited Liability Company Act provides that, with certain exceptions, a limited liability company may eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, or indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager. The operating agreement of LGI Homes - Washington, LLC provides that, with certain exceptions, no manager or member will have any personal liability whatsoever to the limited liability company on account of such manager’s or member’s status as a manager or member or by reason of such manager’s or member’s acts or omissions in connection with the conduct of the business of the company.

Item 16.        Exhibits. †

Exhibit No.	Exhibit Description
3.1*	Certificate of Incorporation of LGI Homes, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-190853) of LGI Homes, Inc. filed on August 28, 2013).
3.2*	Bylaws of LGI Homes, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-190853) of LGI Homes, Inc. filed on August 28, 2013).
4.2	Form of Indenture between LGI Homes, Inc. and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.
4.3	Form of Indenture between LGI Homes, Inc. and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.
5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Armanino LLP
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of LGI Homes, Inc. (included on the signature page of this registration statement)

†
LGI will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, purchase contracts or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility under the Trust Indenture Act of 1939 of the Senior Trustee and Subordinated Trustee on Form T-1 and (v) any required opinion of counsel to LGI as to certain tax matters relative to securities offered hereby.

*	Incorporated herein by reference as indicated.

Item 17.    Undertakings.
(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)        The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act , each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of each of the Senior Trustee and the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on the 2nd day of July, 2015.
LGI Homes, Inc.

By:    /s/ Eric T. Lipar
    Name:    Eric T. Lipar
Title:    Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Lipar, Charles Merdian and Meg Britton, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agent or agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 2015.

Signature	Title
/s/ Eric T. Lipar	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Eric T. Lipar
/s/ Charles Merdian	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Charles Merdian
/s/ Ryan Edone	Director
Ryan Edone
/s/ Duncan Gage	Director
Duncan Gage
/s/ Bryan Sansbury	Director
Bryan Sansbury
/s/ Steven Smith	Director
Steven Smith
/s/ Rob Vahradian	Director
Rob Vahradian

Pursuant to the requirements of the Securities Act, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on the 2nd day of July, 2015.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 2015.
LGI HOMES GROUP, LLC
LGI HOMES-PRESIDENTIAL GLEN, LLC
LGI HOMES – FW, LLC
LGI HOMES-TEXAS, LLC
LGI HOMES – E SAN ANTONIO, LLC
LGI HOMES – WINDMILL FARMS, LLC
LGI HOMES – FLORIDA, LLC
LGI HOMES – SUNRISE MEADOW, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES – NC, LLC
LGI HOMES – SC, LLC
LGI HOMES – WASHINGTON, LLC

By: /s/ Eric T. Lipar
Eric T. Lipar, Manager

LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES – GLENNWILDE, LLC
LGI HOMES – ARIZONA, LLC

LGI HOMES – GEORGIA, LLC
LGI HOMES – NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LGI FUND III HOLDINGS, LLC
LGI HOMES – COLORADO, LLC

By: LGI Homes Group, LLC, its Manager

By: /s/ Eric T. Lipar
Eric T. Lipar, Manager

LGI HOMES – MAPLE LEAF, LLC
LGI HOMES AVONDALE, LLC
LGI HOMES – STERLING LAKES PARTNERS,
LLC
LGI CROWLEY LAND PARTNERS, LLC
LGI HOMES – MAPLE PARK, LLC

By: LGI Fund III Holdings, LLC, its Manager

By: LGI Homes Group, LLC, its Manager

By: /s/ Eric T. Lipar
        Eric T. Lipar, Manager

LGI HOMES SERVICES, LLC

By: LGI Homes Corporate, LLC, its Manager

By: /s/ Eric T. Lipar
        Eric T. Lipar, Manager

LGI JV HOLDINGS III, LLC
LGI JV HOLDINGS IV, LLC

By: LGI Homes Group, LLC, its Managing Member

By: /s/ Eric T. Lipar
    Eric T. Lipar, Manager

LGI HOMES-SONTERRA, LLC

By: LGI JV Holdings III, LLC, its Manager

By: LGI Homes Group, LLC, its Managing Member

By: /s/ Eric T. Lipar
Eric T. Lipar, Manager

LGI HOMES – BLUE HILLS, LLC

By: LGI JV Holdings IV, LLC, its Sole Member

By: LGI Homes Group, LLC, its Managing Member

By: /s/ Eric T. Lipar
Eric T. Lipar, Manager

LGI HOMES – KRENSON WOODS, LLC
LGI HOMES – OAK HOLLOW PHASE 6, LLC,
LUCKEY RANCH PARTNERS, LLC

By: LGI JV Holdings IV, LLC, its Manager

By: LGI Homes Group, LLC, its Managing Member

By: /s/ Eric T. Lipar
Eric T. Lipar, Manager

RIVERCHASE ESTATES PARTNERS, LLC

By: LGI Homes Group, LLC, its Sole Member

By: /s/ Eric T. Lipar
Eric T. Lipar, Manager

INDEX TO EXHIBITS†

Exhibit No.	Exhibit Description
3.1*	Certificate of Incorporation of LGI Homes, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-190853) of LGI Homes, Inc. filed on August 28, 2013).
3.2*	Bylaws of LGI Homes, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-190853) of LGI Homes, Inc. filed on August 28, 2013).
4.2	Form of Indenture between LGI Homes, Inc. and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.
4.3	Form of Indenture between LGI Homes, Inc. and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.
5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Armanino LLP
23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of LGI Homes, Inc. (included on the signature page of this registration statement)

†
LGI will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, purchase contracts or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility under the Trust Indenture Act of 1939 of the Senior Trustee and Subordinated Trustee on Form T-1 and (v) any required opinion of counsel to LGI as to certain tax matters relative to securities offered hereby.

*	Incorporated herein by reference as indicated.